UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

 Date of report (Date of earliest event reported):  October 1, 2020

SOUTH JERSEY GAS COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	000-22211	21-0398330
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 South Jersey Plaza, Folsom, NJ 08037
(Address of principal executive offices) (Zip Code)

(609) 561-9000
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Exchange Act)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 below of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 1, 2020, South Jersey Gas Company (the “Company”) issued $125,000,000 aggregate principal amount of its Senior Secured Notes, Series F, 2020, Tranche C (the “Tranche C Notes”).  The Tranche C Notes were issued pursuant to a Note Purchase Agreement dated as of April 16, 2020 between the Company and the purchasers named therein (the “Note Purchase Agreement”) and under the Company's Indenture of Trust dated as of October 1, 1998, as supplemented and amended (the “Note Indenture”), between the Company and The Bank of New York Mellon, as trustee (the “Note Trustee”).   The Note Purchase Agreement also provided for the issuance of $150,000,000 aggregate principal amount of Senior Secured Notes, Series F, 2020, Tranche A, due April 16, 2030 (the “Tranche A Notes”) and $250,000,000 aggregate principal amount of Senior Secured Notes, Series F, 2020, Tranche B, due April 16, 2050 (the “Tranche B Notes” and, together with the Tranche A Notes and the Tranche C Notes, the “Notes”).  All of the Tranche A Notes and the Tranche B Notes were issued on April 16, 2020.

The Tranche C Notes are due and payable on October 1, 2050, and bear interest at the rate of 3.98% per annum, payable semiannually on April 1 and October 1 of each year, commencing on April 1, 2021.

The Notes are secured by first mortgage bonds issued pursuant to the Company’s Supplemental Indenture Amending and Restating First Mortgage Indenture, as amended and supplemented (the “Mortgage”), dated as of January 23, 2017 between the Company and The Bank of New York Mellon, as trustee, including that Second Supplemental Indenture dated as of April 16, 2020 (the “Second Supplement”).  The Second Supplement authorizes a series of first mortgage bonds under the Mortgage, First Mortgage Bonds, Series F (the “Series F Bonds”), with a tranche of Series F Bonds being issued in conjunction with each tranche of Notes in an aggregate principal amount equal to the principal amount of Notes of such tranche.  Accordingly, upon the issuance of the Tranche C Notes, a Series F, Tranche C Bond in the aggregate principal amount of $125,000,000 was issued to the Note Trustee as security for the Tranche C Notes.

The Company may prepay, at any time or from time to time, all or any portion of the Notes, in an amount not less than 5% of the aggregate principal amount of all of the Notes then outstanding in the case of a partial prepayment, together with interest accrued thereon to the date of such prepayment as well as a “make-whole amount,” to be calculated as provided in the Note Purchase Agreement.

Both the Notes, in conjunction with the Note Indenture and the Note Purchase Agreement, and the Series F Bonds, in conjunction with the Mortgage and the Second Supplement, provide for customary events of default, which include (subject in certain cases to customary grace and cure periods), among others, nonpayment of principal or interest and the breach of other agreements in the respective documents.

The proceeds from the sale of the Tranche C Notes will principally be used to repay short-term indebtedness and for general corporate purposes.

A copy of the Second Supplement (including forms of each of the three tranches of Series F Bonds), the form of the Tranche C Notes and the Note Purchase Agreement are filed as Exhibits 4.1, 4.2 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 2.03. The foregoing summaries of the Second Supplement, the forms of Series F Bonds and the Tranche C Notes as well as the Note Purchase Agreement are qualified in their entirety by reference to the text of such documents filed herewith.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

4.1
Second Supplemental Indenture, dated as of April 16, 2019, between South Jersey Gas Company and The Bank of New York Mellon, as Trustee, including forms of the Series F, Tranche A Bonds, the Series F, Tranche B Bonds and the Series F, Tranche C Bonds (incorporated by reference to Exhibit 4.1 to the South Jersey Gas Company Current Report on Form 8-K filed on April 20, 2020).

4.2	Form of Senior Secured Note, Series F, 2020, Tranche C (incorporated by reference to Exhibit 4.4 to the South Jersey Gas Company Current Report on Form 8-K filed on April 20, 2020).

10.1
Note Purchase Agreement, dated as of April 16, 2020, between South Jersey Gas Company and the purchasers listed therein (incorporated by reference to Exhibit 10.1 to the South Jersey Gas Company Current Report on Form 8-K filed on April 20, 2020).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH JERSEY GAS COMPANY

Dated: October 5, 2020	By:	/s/ Steven R. Cocchi
Name: Steven R Cocchi Title: Treasurer